Exhibit 99.1

PRO FORMA VALUATION UPDATE REPORT MUTUAL HOLDING COMPANY STOCK OFFERNG

Columbia Financial, Inc. | Fair Lawn, New Jersey

HOLDING COMPANY FOR:
Columbia Bank | Fair Lawn, New Jersey

Dated as of February 2, 2018

RP FINANCIAL, LC.
Advisory | Planning | Valuation

1100 North Glebe Road Suite 600
Arlington, Virginia 22201
703.528.1700
rpfinancial.com

February 2, 2018

Board of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank
19-01 Route 208 North

Fair Lawn, New Jersey 07410

Members of the Board of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof. Our original appraisal report, dated November 8, 2017 (the "Original Appraisal"), and previous appraisal update report, dated January 12, 2018 (the “First Update”), are incorporated herein by reference. As in the preparation of our Original Appraisal and First Update, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On September 27, 2017, the Board of Directors of Columbia Bank MHC (the “MHC”), Columbia Financial, Inc. (“Columbia Financial” or the “Company”) and Columbia Bank adopted the plan of stock issuance (the “Plan”). Pursuant to the Plan, Columbia Financial will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, Columbia Bank will receive at least 50% of the net stock proceeds and the balance will be retained by Columbia Financial. The MHC will own a controlling interest in the Company of at least 51% and the Company will be the sole subsidiary of the MHC.

Columbia Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Benefit Plans including Columbia Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders, and Other Depositors and Eligible Borrowers as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. At least 50% of the net proceeds from the stock offering will be invested in Columbia Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors

February 2, 2018

At this time, no other activities are contemplated for the Company other than the ownership of Columbia Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Columbia Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Columbia Bank Foundation, an existing charitable foundation previously established by Columbia Bank (the “Foundation”). The Foundation contribution will be funded with 3.0% of the number of shares of common stock issued in the stock issuance. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Columbia Bank operates and to enable those communities to share in Columbia Bank’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

This updated appraisal reflects the following noteworthy items: (1) a review of stock market conditions since the date of the First Update.

The estimated pro forma market value is defined as the price at which Columbia Financial’s common stock, immediately upon completion of the minority stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.	Stock Market Conditions

Since the date of the First Update, the performance of the broader stock market has been mixed. The Dow Jones Industrial Average (“DJIA”) closed above 26000 for the first time heading into the second half of January 2018, in which the new 1,000 point milestone was achieved in just eight trading days after topping 25000. The upward surge in the U.S. stock indexes continued into late-January, as equities were lifted to fresh record highs by some strong fourth quarter earnings reports, data showing strong economic growth and a deal by Congress to end the federal government shutdown. Stocks reversed course at end of January and the first two trading days of February, amid worries about rising bond yields, new competition in the healthcare sector and rising oil production. On February 2, 2018, the DJIA closed at 25520.96 or

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February 2, 2018

1.09% lower since the date of the First Update and the NASDAQ closed at 7240.95 or 0.28% lower since the date of the First Update.

The market for thrift stocks traded unevenly as well, since the date of the First Update. Thrift shares participated in the broader stock market rally going in the second half of January 2018, as the banking sector was viewed to be one of the sectors to benefit most from the cut in the federal corporate income tax rate. Concerns of higher interest rates and inflation picking up contributed to thrift shares pulling back at the close of January. The sell-off in the broader stock market following the release of the January employment report impacted thrift shares as well, as the January employment report showing a tightening labor market and rising wages further stoked fears that interest rates would continue to rise. On February 2, 2018, the SNL Index for all publicly-traded thrifts closed at 956.7, a decrease of 1.36% since January 12, 2018.

Since the date of the First Update, the updated pricing measures for the Peer Group generally reflected more significant decreases compared to the decrease in the SNL Index for all publicly-traded thrifts. Comparatively, the decreases in the updated pricing measures for all publicly-traded thrifts were generally similar to the decrease in the SNL Index for all publicly-traded thrifts. It should be noted that the increases reflected in the update P/E multiples for the Peer Group and all publicly-traded thrifts are believed to be largely related to a decline in fourth quarter earnings that have been experienced by financial institutions in general, as the result of the one-time charge recorded to income tax expense stemming from the change in the federal corporate income rate. Based on closing stock prices as of February 2, 2018, nine out of the Peer Group companies were trading at lower prices compared to their closing stock prices as of the date of the First Update. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of January 12, 2018 and February 2, 2018.

Average Pricing Characteristics

	At Jan. 12		At Feb. 2,		%
	2018		2018		Change
Peer Group
Price/Earnings (x)	22.18	x	24.15	x	8.88%
Price/Core Earnings (x)	21.90		22.15		1.14
Price/Book (%)	146.17%		137.58%		(5.88)
Price/Tangible Book (%)	161.06		151.61		(5.87)
Price/Assets (%)	18.40		16.62		(9.67)
Avg. Mkt. Capitalization ($Mil)	$903.83		$879.06		(2.74)

All Publicly-Traded Thrifts
Price/Earnings (x)	23.56	x	24.25	x	2.93%
Price/Core Earnings (x)	20.86		21.08		1.05
Price/Book (%)	138.71%		137.09%		(1.17)
Price/Tangible Book (%)	154.08		153.51		(0.37)
Price/Assets (%)	16.84		16.62		(1.31)
Avg. Mkt. Capitalization ($Mil)	$627.75		$634.37		1.05

As set forth in the Original Appraisal, the "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator

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February 2, 2018

and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 1, the most recent first-step MHC offerings were completed in October 2017. Two of the first-step MHC offerings were closed at the top of their respective offering ranges and Seneca Financial’s first-step MHC offering closed slightly below the top of its offering range. The average closing fully-converted pro forma price/tangible book ratio of the three recent first-step offerings equaled 73.0%. On average, the three recent first-step MHC offerings reflected price appreciation of 20.5% after the first week of trading. As of February 2, 2018, the three recent first-step MHC offerings reflected a 17.9% increase in price on average.

Summary of Adjustments

In the First Update, we made the following adjustments to Columbia Financial’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning all of the valuation parameters with the exception of marketing of the issue did not change since the First Update. Accordingly, those parameters were not discussed further in this update.

The general market for thrift stocks was down slightly since the date of the First Update, with the SNL Index for all publicly-traded thrifts decreasing 1.36% compared to a decrease of 1.09% in the DJIA. The updated pricing measures for all publicly-traded thrifts generally showed decreases that were similar to the decrease in the SNL Index, while the updated pricing measures for the Peer Group companies generally showed more significant decreases compared to the decrease in the SNL Index.

Overall, taking into account the foregoing factors, we believe that a decrease in the Company’s estimated pro market value as set forth in the First Update is appropriate.

Board of Directors

February 2, 2018

Table 1

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	2/2/2018	Chge
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Mutual Holding Companies
Seneca Financial Corp. - NY*	10/12/17	SNNF-OTC Pink	$ 172	6.49%	0.74%	99%	$ 9.1	46%	132%	12.1%	N.A.	N.A.	8.5%	4.3%	10.7%	5.5%	0.00%	71.7%	44.2x	10.5%	0.3%	10.1%	2.5%	$10.00	$11.80	18.0%	$10.00	0.0%	$9.50	-5.0%	$9.20	-8.0%
FFBW, Inc. - WI	10/11/17	FFBW-NASDAQ	$ 236	14.53%	1.08%	86%	$ 29.5	45%	133%	3.7%	N.A.	N.A.	8.7%	4.4%	10.9%	4.0%	0.00%	72.8%	NM	22.6%	0.1%	22.6%	0.4%	$10.00	$11.53	15.3%	$11.15	11.5%	$11.15	11.5%	$11.15	11.5%
PDL Community Bancorp - NY*	10/2/17	PDLB-NASDAQ	$ 811	11.44%	3.05%	138%	$ 83.1	45%	132%	3.5%	C/S $200K	3.3%	8.1%	4.1%	10.1%	3.2%	0.00%	74.5%	117.2x	19.1%	0.2%	18.6%	1.1%	$10.00	$14.90	49.0%	$14.99	49.9%	$15.06	50.6%	$15.02	50.2%

	Averages - MHC Conversions:		$ 406	10.82%	1.62%	108%	$ 40.6	45%	132%	6.4%	N.A.	N.A.	8.4%	4.2%	10.6%	4.3%	0.00%	73.0%	80.7x	17.4%	0.2%	17.1%	1.3%	$10.00	$12.74	27.4%	$12.05	20.5%	$11.90	19.0%	$11.79	17.9%
	Medians - MHC Conversions:		$ 236	11.44%	1.08%	99%	$ 29.5	45%	132%	3.7%	N.A.	N.A.	8.5%	4.3%	10.7%	4.0%	0.00%	72.8%	80.7x	19.1%	0.2%	18.6%	1.1%	$10.00	$11.80	18.0%	$11.15	11.5%	$11.15	11.5%	$11.15	11.5%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.			(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.			(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.			(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.			(8) Former credit union.																											2/2/2018

Board of Directors

February 2, 2018

Valuation Approaches: Fully-Converted and MHC Reported Basis

In applying the accepted valuation methodology promulgated by the FRB, OCC and the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Columbia Financial’s to-be-issued stock — price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Columbia Financial’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits 4 and 5). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 2.0% of gross proceeds (summarized in Exhibits 2 and 3).

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized did not change from the First Update.

Consistent with the Original Appraisal and First Update, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal and First Update, this updated appraisal incorporates a "technical" analysis of recently completed offerings and publicly-traded MHCs on a fully-converted basis.

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the foregoing, we have concluded that a decrease in Columbia Financial’s value is appropriate. Therefore, as of February 2, 2018, RP Financial concluded the pro forma market value of Columbia Financial’s full conversion offering equaled $876,288,660 at the midpoint, equal to 87,628,866 shares at $10.00 per share. The updated midpoint value represents a decrease of 5.56% from the pro forma value set forth in the First Update.

1.  P/E Approach. The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company’s reported earnings equaled $24.757 million for the twelve months ended December 31, 2017. In deriving Columbia Financial’s core earnings, the adjustments made to reported earnings were to eliminate the net loss on securities transactions equal to $2.160 million, the one-time cash contribution to fund the Foundation equal to $3.0 million and the charge to income tax expense resulting from the change in the federal corporate tax rate equal to $4.703 million. As shown below, on a tax

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effected basis, the Company’s core earnings were determined to equal $32.762 million for the twelve months ended December 31, 2017.

Amount
($000)

Net income	$24,757
Add: Non-recurring cash contribution to Foundation(1)	1,920
Add: Net loss on securities transactions (1)	1,382
Add: Non-recurring charge to income tax expense	4,703
Core earnings estimate	$32,762

(1) Tax effected at 36.0%.

Based on Columbia Financial’s reported and core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples (fully-converted basis) at the $876.3 million updated midpoint value equaled 33.32 times and 25.55 times, respectively (see Table 2). The Company’s updated reported and core P/E multiples provided for premiums of 37.97% and 15.35% relative to the Peer Group’s average reported and core P/E multiples of 24.15 times and 22.15 times, respectively (versus premiums of 58.52% and 23.20% relative to the Peer Group’s average reported and core P/E multiples as indicated in the First Update). The Company’s updated reported and core P/E multiples (fully-converted basis) indicated premiums of 61.36% and 21.78% relative to the Peer Group’s median reported and core P/E multiples, which equaled 20.65 times and 20.98 times, respectively (versus premiums of 58.95% and 24.62% relative to the Peer Group’s median reported and core P/E multiples as indicated in the First Update). The Company’s updated pro forma fully-converted P/E ratios based on reported earnings at the minimum and the super maximum equaled 28.57x and 43.25x, respectively, and based on core earnings at the minimum and the super maximum equaled 21.86x and 33.30x, respectively.

On an MHC reported basis, the Company’s reported and core P/E multiples at the $876.3 million updated midpoint value equaled 35.55 times and 26.71 times, respectively (see Table 3). The Company’s updated reported and core P/E multiples provided for premiums of 47.21% and 20.59% relative to the Peer Group’s average reported and core P/E multiples of 24.15 times and 22.15 times, respectively (versus premiums of 68.62% and 29.09% relative to the Peer Group’s average reported and core P/E multiples as indicated in the First Update). The Company’s updated reported and core P/E multiples (MHC basis) indicated premiums of 72.16% and 27.31% relative to the Peer Group’s median reported and core P/E multiples, which equaled 20.65 times and 20.98 times, respectively (versus premiums of 69.08% and 30.58% relative to the Peer Group’s median reported and core P/E multiples as indicated in the First Update). The Company’s updated pro forma MHC P/E ratios based on reported earnings at the minimum and the super maximum equaled 30.05x and 46.66x, respectively, and based on core earnings at the minimum and the super maximum equaled 22.71x and 35.29x, respectively.

2.       P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In

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Table 2

Fully-Converted Market Pricing Versus Peer Group

Columbia Financial, Inc.

As of February 2, 2018

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,158.89	$0.30	$12.48	43.25x	80.13%	17.19%	80.45%	33.30x	$0.00	0.00%	0.00%	$6,742	21.46%	21.38%	0.37%	0.40%	1.85%	0.52%	2.41%	$1,124.13
Maximum			$10.00	$1,007.73	$0.34	$13.09	37.99x	76.39%	15.24%	76.69%	29.18x	$0.00	0.00%	0.00%	$6,614	19.95%	19.86%	0.38%	0.40%	2.01%	0.52%	2.62%	$977.50
Midpoint			$10.00	$876.29	$0.39	$13.80	33.32x	72.46%	13.47%	72.83%	25.55x	$0.00	0.00%	0.00%	$6,504	18.59%	18.50%	0.39%	0.40%	2.18%	0.53%	2.84%	$850.00
Minimum			$10.00	$744.85	$0.46	$14.75	28.57x	67.80%	11.65%	68.17%	21.86x	$0.00	0.00%	0.00%	$6,393	17.18%	17.09%	0.39%	0.41%	2.37%	0.53%	3.10%	$722.50

All Non-MHC Public Companies(6)
Averages			$24.91	$634.37	$1.33	$17.12	24.25x	137.09%	16.62%	153.51%	21.08x	$0.40	1.74%	74.00%	$3,806	12.71%	11.71%	1.08%	0.70%	5.91%	0.74%	6.29%
Median			$17.89	$205.11	$0.82	$15.34	21.32x	128.95%	16.56%	137.37%	18.48x	$0.36	1.56%	49.06%	$1,443	12.03%	10.97%	0.94%	0.67%	5.51%	0.70%	5.90%

All Non-MHC State of NJ(6)
Averages			$18.82	$1,327.62	$0.66	$14.40	26.14x	132.81%	18.62%	152.78%	25.74x	$0.43	2.19%	72.57%	$7,702	14.20%	12.46%	0.79%	0.69%	5.03%	0.65%	4.53%
Medians			$16.88	$861.15	$0.50	$12.87	26.25x	135.26%	18.08%	137.73%	25.90x	$0.40	2.37%	58.14%	$4,844	13.19%	13.13%	0.61%	0.63%	4.00%	0.57%	3.89%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$13.81	$4,057.52	$0.43	$10.21	$32.12	135.26%	16.82%	137.73%	31.92x	$0.36	2.61%	58.14%	$25,129	12.44%	NA	0.61%	0.52%	4.00%	0.53%	4.03%
KRNY	Kearny Financial Corp.	NJ	$13.50	$1,008.49	$0.20	$12.44	NM	108.53%	22.16%	121.59%	NM	$0.12	0.89%	126.32%	$4,844	20.42%	NA	NA	0.31%	1.42%	0.33%	1.49%
MSBF	MSB Financial Corp.	NJ	$17.89	$99.77	$0.49	$12.66	$36.50	141.29%	18.32%	141.29%	NM	$0.00	0.00%	86.73%	$563	12.97%	12.97%	NA	0.54%	3.67%	0.54%	3.67%
NFBK	Northfield Bancorp, Inc.	NJ	$16.88	$825.09	$0.51	$13.09	$31.85	128.95%	20.64%	137.51%	32.97x	$0.40	2.37%	49.06%	$3,991	16.01%	15.16%	0.61%	0.63%	3.88%	0.61%	3.75%
OCFC	OceanFirst Financial Corp.	NJ	$26.43	$861.15	NA	$18.47	$20.65	143.10%	15.90%	194.63%	NM	$0.60	2.27%	35.16%	$5,416	11.11%	8.42%	1.15%	0.80%	7.20%	NA	NA
ORIT	Oritani Financial Corp.	NJ	$16.85	$743.96	$0.85	NA	$17.55	137.37%	NA	137.37%	19.88x	$0.70	4.15%	101.56%	$4,122	13.28%	13.28%	NA	1.05%	7.75%	0.94%	6.95%
PFS	Provident Financial Services, Inc.	NJ	$26.39	$1,697.33	$1.45	$19.52	$18.20	135.21%	17.83%	199.32%	18.21x	$0.80	3.03%	51.03%	$9,845	13.19%	NA	NA	0.99%	7.28%	0.98%	7.28%

Comparable Group
Averages			$17.97	$879.06	$0.77	$13.42	24.15x	137.58%	16.62%	151.61%	22.15x	$0.42	2.34%	57.39%	$5,095	12.82%	11.00%	0.57%	0.72%	6.20%	0.70%	6.01%
Medians			$16.87	$843.60	$0.85	$13.34	20.65x	133.16%	16.44%	143.53%	20.98x	$0.44	2.36%	50.02%	$5,104	11.66%	9.33%	0.53%	0.80%	7.01%	0.69%	6.20%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$15.55	$1,178.13	$0.34	NA	48.59x	113.41%	NA	135.94%	NM	$0.24	1.54%	56.25%	$5,799	17.85%	15.34%	0.38%	0.41%	2.33%	0.44%	2.46%
DCOM	Dime Community Bancshares, Inc.	NY	$19.15	$716.58	$0.99	$16.00	13.88x	119.72%	11.19%	131.98%	20.30x	$0.56	2.92%	30.43%	$6,403	9.35%	8.55%	0.14%	0.84%	8.94%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$13.50	$1,008.49	$0.20	$12.44	NM	108.53%	22.16%	121.59%	NM	$0.12	0.89%	126.32%	$4,844	20.42%	NA	0.44%	0.31%	1.42%	0.33%	1.49%
NFBK	Northfield Bancorp, Inc.	NJ	$16.88	$825.09	$0.51	$13.09	31.85x	128.95%	20.64%	137.51%	32.97x	$0.40	2.37%	49.06%	$3,991	16.01%	15.16%	0.61%	0.63%	3.88%	0.61%	3.75%
OCFC	OceanFirst Financial Corp.	NJ	$26.43	$1,222.27	$1.20	$18.47	20.65x	143.10%	15.90%	194.63%	21.65x	$0.60	2.27%	35.16%	$5,416	11.11%	8.42%	1.15%	0.80%	7.20%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.85	$743.96	$1.16	NA	17.55x	137.37%	NA	137.37%	13.97x	$0.70	4.15%	101.56%	$4,122	13.28%	13.28%	0.36%	1.05%	7.75%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$8.65	$832.90	$0.45	$4.76	19.31x	181.73%	16.97%	181.95%	19.31x	$0.26	3.03%	58.59%	$4,908	9.34%	9.33%	0.81%	0.88%	9.64%	0.88%	9.64%
FBNK	First Connecticut Bancorp, Inc.	CT	$25.55	$407.60	$1.01	$17.08	25.05x	149.60%	13.36%	149.60%	25.32x	$0.60	2.35%	50.98%	$3,050	8.93%	8.93%	0.72%	0.55%	5.96%	0.54%	5.90%
EBSB	Meridian Bancorp, Inc.	MA	$20.30	$1,001.26	$0.71	$11.96	24.76x	169.71%	20.70%	175.94%	28.61x	$0.20	0.99%	20.73%	$5,299	12.20%	11.82%	0.40%	0.89%	6.82%	0.77%	5.90%
UBNK	United Financial Bancorp, Inc.	CT	$16.80	$854.30	$1.12	$13.58	15.70x	123.71%	12.06%	149.55%	15.02x	$0.48	2.86%	44.86%	$7,114	9.75%	8.20%	0.69%	0.80%	8.09%	0.84%	8.45%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors

February 2, 2018

Table 3

MHC Market Pricing Versus Peer Group

Columbia Financial, Inc.

As of February 2, 2018

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,158.89	$2.80	$7.84	46.66x	127.55%	18.68%	128.37%	35.29x	$0.00	0.00%	0.00%	$6,203	14.65%	14.56%	0.40%	0.40%	2.73%	0.53%	3.61%	$498.32
Maximum			$10.00	$1,007.73	$0.33	$8.45	40.60x	118.34%	16.40%	119.19%	30.70x	$0.00	0.00%	0.00%	$6,146	13.85%	13.76%	0.41%	0.40%	2.92%	0.53%	3.86%	$433.32
Midpoint			$10.00	$876.29	$0.37	$9.14	35.55x	109.41%	14.38%	110.13%	26.71x	$0.00	0.00%	0.00%	$6,096	13.14%	13.05%	0.41%	0.41%	3.10%	0.54%	4.09%	$376.80
Minimum			$10.00	$744.85	$0.44	$10.09	30.05x	99.11%	12.32%	99.90%	22.71x	$0.00	0.00%	0.00%	$6,046	12.43%	12.33%	0.41%	0.41%	3.30%	0.54%	4.36%	$320.28

All Non-MHC Public Companies(6)
Averages			$24.91	$634.37	$1.33	$17.12	24.25x	137.09%	16.62%	153.51%	21.08x	$0.40	1.74%	74.00%	$3,806	12.71%	11.71%	1.08%	0.70%	5.91%	0.74%	6.29%
Median			$17.89	$205.11	$0.82	$15.34	21.32x	128.95%	16.56%	137.37%	18.48x	$0.36	1.56%	49.06%	$1,443	12.03%	10.97%	0.94%	0.67%	5.51%	0.70%	5.90%

All Non-MHC State of NJ(6)
Averages			$18.82	$1,327.62	$0.66	$14.40	26.14x	132.81%	18.62%	152.78%	25.74x	$0.43	2.19%	72.57%	$7,702	14.20%	12.46%	0.79%	0.69%	5.03%	0.65%	4.53%
Medians			$16.88	$861.15	$0.50	$12.87	26.25x	135.26%	18.08%	137.73%	25.90x	$0.40	2.37%	58.14%	$4,844	13.19%	13.13%	0.61%	0.63%	4.00%	0.57%	3.89%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$13.81	$4,057.52	$0.43	$10.21	$32.12	135.26%	16.82%	137.73%	31.92x	$0.36	2.61%	58.14%	$25,129	12.44%	NA	0.61%	0.52%	4.00%	0.53%	4.03%
KRNY	Kearny Financial Corp.	NJ	$13.50	$1,008.49	$0.20	$12.44	NM	108.53%	22.16%	121.59%	NM	$0.12	0.89%	126.32%	$4,844	20.42%	NA	NA	0.31%	1.42%	0.33%	1.49%
MSBF	MSB Financial Corp.	NJ	$17.89	$99.77	$0.49	$12.66	$36.50	141.29%	18.32%	141.29%	NM	$0.00	0.00%	86.73%	$563	12.97%	12.97%	NA	0.54%	3.67%	0.54%	3.67%
NFBK	Northfield Bancorp, Inc.	NJ	$16.88	$825.09	$0.51	$13.09	$31.85	128.95%	20.64%	137.51%	32.97x	$0.40	2.37%	49.06%	$3,991	16.01%	15.16%	0.61%	0.63%	3.88%	0.61%	3.75%
OCFC	OceanFirst Financial Corp.	NJ	$26.43	$861.15	NA	$18.47	$20.65	143.10%	15.90%	194.63%	NM	$0.60	2.27%	35.16%	$5,416	11.11%	8.42%	1.15%	0.80%	7.20%	NA	NA
ORIT	Oritani Financial Corp.	NJ	$16.85	$743.96	$0.85	NA	$17.55	137.37%	NA	137.37%	19.88x	$0.70	4.15%	101.56%	$4,122	13.28%	13.28%	NA	1.05%	7.75%	0.94%	6.95%
PFS	Provident Financial Services, Inc.	NJ	$26.39	$1,697.33	$1.45	$19.52	$18.20	135.21%	17.83%	199.32%	18.21x	$0.80	3.03%	51.03%	$9,845	13.19%	NA	NA	0.99%	7.28%	0.98%	7.28%

Comparable Group
Averages			$17.97	$879.06	$0.77	$13.42	24.15x	137.58%	16.62%	151.61%	22.15x	$0.42	2.34%	57.39%	$5,095	12.82%	11.00%	0.57%	0.72%	6.20%	0.70%	6.01%
Medians			$16.87	$843.60	$0.85	$13.34	20.65x	133.16%	16.44%	143.53%	20.98x	$0.44	2.36%	50.02%	$5,104	11.66%	9.33%	0.53%	0.80%	7.01%	0.69%	6.20%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$15.55	$1,178.13	$0.34	NA	48.59x	113.41%	NA	135.94%	NM	$0.24	1.54%	56.25%	$5,799	17.85%	15.34%	0.38%	0.41%	2.33%	0.44%	2.46%
DCOM	Dime Community Bancshares, Inc.	NY	$19.15	$716.58	$0.99	$16.00	13.88x	119.72%	11.19%	131.98%	20.30x	$0.56	2.92%	30.43%	$6,403	9.35%	8.55%	0.14%	0.84%	8.94%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$13.50	$1,008.49	$0.20	$12.44	NM	108.53%	22.16%	121.59%	NM	$0.12	0.89%	126.32%	$4,844	20.42%	NA	0.44%	0.31%	1.42%	0.33%	1.49%
NFBK	Northfield Bancorp, Inc.	NJ	$16.88	$825.09	$0.51	$13.09	31.85x	128.95%	20.64%	137.51%	32.97x	$0.40	2.37%	49.06%	$3,991	16.01%	15.16%	0.61%	0.63%	3.88%	0.61%	3.75%
OCFC	OceanFirst Financial Corp.	NJ	$26.43	$1,222.27	$1.20	$18.47	20.65x	143.10%	15.90%	194.63%	21.65x	$0.60	2.27%	35.16%	$5,416	11.11%	8.42%	1.15%	0.80%	7.20%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.85	$743.96	$1.16	NA	17.55x	137.37%	NA	137.37%	13.97x	$0.70	4.15%	101.56%	$4,122	13.28%	13.28%	0.36%	1.05%	7.75%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$8.65	$832.90	$0.45	$4.76	19.31x	181.73%	16.97%	181.95%	19.31x	$0.26	3.03%	58.59%	$4,908	9.34%	9.33%	0.81%	0.88%	9.64%	0.88%	9.64%
FBNK	First Connecticut Bancorp, Inc.	CT	$25.55	$407.60	$1.01	$17.08	25.05x	149.60%	13.36%	149.60%	25.32x	$0.60	2.35%	50.98%	$3,050	8.93%	8.93%	0.72%	0.55%	5.96%	0.54%	5.90%
EBSB	Meridian Bancorp, Inc.	MA	$20.30	$1,001.26	$0.71	$11.96	24.76x	169.71%	20.70%	175.94%	28.61x	$0.20	0.99%	20.73%	$5,299	12.20%	11.82%	0.40%	0.89%	6.82%	0.77%	5.90%
UBNK	United Financial Bancorp, Inc.	CT	$16.80	$854.30	$1.12	$13.58	15.70x	123.71%	12.06%	149.55%	15.02x	$0.48	2.86%	44.86%	$7,114	9.75%	8.20%	0.69%	0.80%	8.09%	0.84%	8.45%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors

February 2, 2018

applying the P/B approach, we considered both reported book value and tangible book value. Based on the $876.3 million updated midpoint value, the Company’s P/B and P/TB ratios (fully-converted basis) equaled 72.46% and 72.83%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 137.58% and 151.61%, respectively, Columbia Financial’s updated ratios reflected a discount of 47.33% on a P/B basis and a discount of 51.96% on a P/TB basis (versus discounts of 49.33% and 53.81% from the Peer Group’s average P/B and P/TB ratios as indicated in the First Update). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 133.16% and 143.53%, respectively, Columbia Financial’s updated ratios (fully-converted basis) reflected discounts of 45.58% and 49.26% at the $876.3 million updated midpoint value (versus discounts of 46.09% and 52.38% from the Peer Group’s median P/B and P/TB ratios as indicated in the First Update). At the top of the super range, the Company’s updated P/B and P/TB ratios (fully-converted basis) equaled 80.13% and 80.45%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 41.76% and 46.94%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 39.82% and 43.95%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected under the P/B approach were also supported by the premiums reflected in the Company’s P/E multiples.

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $876.3 million updated midpoint value equaled 109.41% and 110.13%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 137.58% and 151.61%, respectively, Columbia Financial’s updated ratios reflected discounts of 20.48% on a P/B basis and 27.36% on a P/TB basis (versus discounts of 22.70% and 29.36% from the Peer Group’s average P/B and P/TB ratios as indicated in the First Update). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 133.16% and 143.53%, respectively, Columbia Financial’s updated ratios (MHC basis) reflected discounts of 17.84% and 23.27% at the $876.3 million updated midpoint value (versus discounts of 17.60% and 27.18% from the Peer Group’s median P/B and P/TB ratios as indicated in the First Update). At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) equaled 127.55% and 128.37%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 7.29% and 15.33%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 4.21% and 10.56%, respectively.

3.       P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. At the $876.3 million updated midpoint value Columbia Financial’s pro forma P/A ratio (fully-converted basis) equaled 13.47%. In comparison to the Peer Group's average P/A ratio of 16.62%, Columbia Financial’s P/A ratio indicated a discount of 18.95% (versus a discount of 22.99% at the midpoint valuation in the First Update). In comparison to the Peer Group’s median P/A ratio of 16.44%, Columbia Financial’s P/A ratio (fully-converted basis) at the $876.3 million updated midpoint value indicated a discount of 18.07% (versus a discount of 22.57% at the midpoint valuation in the First Update).

Board of Directors

February 2, 2018

On an MHC reported basis, Columbia Financial’s pro forma P/A ratio at the $876.3 million updated midpoint value equaled 14.38%. In comparison to the Peer Group's average P/A ratio of 16.62%, Columbia Financial’s P/A ratio indicated a discount of 13.48% (versus a discount of 17.55% at the midpoint valuation in the First Update). In comparison to the Peer Group’s median P/A ratio of 16.44%, Columbia Financial’s P/A ratio (MHC basis) at the $876.3 million updated midpoint value indicated a discount of 12.53% (versus a discount of 17.10% at the midpoint valuation in the First Update).

Comparison to Publicly-Traded MHCs

As indicated in Original Appraisal and First Update, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Columbia Financial as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the ten publicly-traded MHC institutions.

The table below shows an updated comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Company’s Peer Group, based on closing stock prices as of February 2, 2018. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 37.91%. In comparison to the Peer Group’s P/E

Board of Directors

February 2, 2018

Table 4
Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion
Publicly Traded MHC Institutions

								Per Share					Net	Net	Pro Forma
					Current Ownership			TTM NI	Tang.		Share	Gross	Capital	Income	Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Value/Share	Share

CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,467,595	4,070,655	7,538,250	$0.18	$10.19	$36.85	$11.20	$45,591,336	$39,208,549	$424,273	$0.24	$15.39	$15.39	$42.06
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,894,350	4,609,264	8,503,614	$1.43	$10.21	$122.02	$35.75	$164,781,188	$141,711,822	$1,533,454	$1.61	$26.88	$26.88	$138.69
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15,381,261	17,281,034	32,662,295	$0.36	$10.01	$81.42	$18.86	$325,920,301	$280,291,459	$3,033,014	$0.45	$19.01	$18.60	$90.00
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,716,577	4,727,938	8,444,515	$0.11	$6.23	$36.06	$8.97	$42,431,825	$36,491,370	$394,871	$0.16	$12.27	$10.55	$40.38
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,465,447	3,636,875	6,102,322	$0.48	$12.81	$84.03	$17.00	$61,826,875	$53,171,113	$575,361	$0.58	$21.52	$21.52	$92.74
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.24	$8.50	$103.60	$12.76	$40,850,544	$35,131,468	$380,155	$0.31	$14.53	$14.53	$109.64
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,591,712	4,164,415	5,756,127	$0.89	$14.45	$82.47	$28.40	$118,269,386	$101,711,672	$1,100,615	$1.08	$32.66	$32.12	$100.14
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	8,917,642	9,545,387	18,463,029	$0.10	$8.89	$47.80	$15.02	$143,371,713	$123,299,673	$1,334,217	$0.17	$15.57	$15.57	$54.47
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,593,665	5,034,323	9,627,988	$0.82	$12.05	$96.45	$24.25	$122,082,333	$104,990,806	$1,136,098	$0.94	$22.96	$22.96	$107.35
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	54,172,618	227,119,132	281,291,750	$0.32	$5.97	$48.68	$15.13	$3,436,312,467	$2,955,228,722	$31,978,324	$0.43	$16.51	$16.48	$59.18

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.
Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%
(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.
After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

Board of Directors

February 2, 2018

multiple, the P/E multiple of the publicly-traded MHCs reflected a premium of 72.01%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 5.

	Publicly-Traded
	MHCs		Peer Group

Pricing Ratios (Averages)(1)
Price/earnings (x)	41.54	x	24.15	x
Price/tangible book (%)	94.14%		151.61%
Price/assets (%)	22.96		16.62

(1) Based on stock market prices as of February 2, 2018.

In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 72.83% at the $876.3 million updated midpoint value reflected a discount of 22.64%. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 80.45% reflected a discount of 14.54%. In comparison to the publicly-traded MHCs, the Company’s pro forma P/E multiple (fully-converted basis) of 33.32 times at the $876.3 million updated midpoint value reflected a discount of 19.79%. At the top of the super range, the Company’s P/E multiple (fully-converted basis) of 43.25 times reflected a premium of 4.12%.

It should be noted that in a comparison of the publicly-traded MHCs to Columbia Financial, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to Columbia Financial’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; and (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends.

Comparison to Recent MHC Offerings

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal and First Update, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal and First Update, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, the most recent first-step offerings were completed in October 2017. In comparison to the 73.00% average closing forma P/TB ratio of the three recent first step MHC offerings (see Table 5), the Company’s P/TB ratio of 72.83% at the midpoint value reflects an implied discount of 0.23%. At the top of the super range, the Company’s P/TB ratio of 80.45% reflects an implied premium of 10.21% relative to the average P/TB ratio of the recent first step MHC offerings at closing.

Board of Directors

February 2, 2018

Table 5

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of February 2, 2018

																Key Financial Data(2)
							Per Share Data		Pricing Ratios(2)				Dividends					LTM
					Stock	Mkt	LTM	Tang.	P/E	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total	Tang.	Reported
Ticker	Company Name	City	State	Exchange	Price(1)	Value	EPS	BV/Sh	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	ROAA	ROAE
					($)	($M)	($)	($)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					18.73	618.8	0.60	19.46	41.54	92.57	94.14	22.96	0.22	1.33	53.24	2,524,476	24.91	0.65	2.71
Publicly Traded MHCs, Full Conversion Basis - Medians					16.07	198.5	0.44	17.54	38.21	89.73	90.12	24.08	0.16	0.55	12.12	821,964	24.67	0.59	2.49

Publicly Traded MHCs, Full Conversion Basis
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	11.20	84.4	0.24	15.39	47.19	72.78	72.78	26.63	0.00	0.00	0.0	317,024	36.59	0.56	1.54
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	35.75	304.0	1.61	26.88	22.21	133.00	133.00	25.78	0.39	1.09	24.2	1,179,359	19.38	1.16	5.99
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	18.86	616.0	0.45	18.60	41.75	99.21	101.42	20.95	0.00	0.00	0.0	2,939,750	20.66	0.50	2.38
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	8.97	75.8	0.16	10.55	57.73	73.15	85.06	22.23	0.40	4.46	257.3	340,996	26.13	0.39	1.27
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	17.00	103.7	0.58	21.52	29.53	78.99	78.99	18.33	0.32	1.88	55.6	565,932	23.21	0.62	2.68
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	12.76	74.3	0.31	14.53	41.20	87.83	87.83	11.64	0.00	0.00	0.0	638,175	13.25	0.28	2.13
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	28.40	163.5	1.08	32.12	26.31	86.96	88.43	28.36	0.40	1.41	37.1	576,408	32.07	1.08	3.30
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	15.02	277.3	0.17	15.57	88.47	96.48	96.48	27.57	0.00	0.00	0.0	1,005,752	28.58	0.31	1.09
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	24.25	233.5	0.94	22.96	25.83	105.63	105.63	22.59	0.00	0.00	0.0	1,033,570	21.39	0.87	4.09
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	15.13	4,255.9	0.43	16.48	35.22	91.62	91.81	25.56	0.68	4.49	158.3	16,647,792	27.84	0.73	2.60

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

Board of Directors

February 2, 2018

Valuation Conclusion

We have concluded that the Company’s estimated pro forma market value should be decreased since the date of the First Update. Accordingly, it is our opinion that, as of February 2, 2018, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $876,288,660 at the midpoint, equal to 87,628,866 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $744,845,360 and a maximum value of $1,007,731,960. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 74,484,536 at the minimum and 100,773,196 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $1,158,891,750 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 115,889,175. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $320,283,500 at the minimum, $376,804,120 at the midpoint, $433,324,740 at the maximum and $498,323,450 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 3.0% of the shares issued in the stock issuance, the public ownership of shares will represent 46.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 2 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 3 and are detailed in Exhibits 4 and 5.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

1	Stock Prices: As of February 2, 2018

2	Pro Forma Analysis Sheet – Fully Converted Basis

3	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

4	Pro Forma Analysis Sheet – Minority Stock Offering

5	Pro Forma Effect of Conversion Proceed – Minority Stock Offering

6	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of February 2, 2018

RP® Financial, LC.

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of February 2, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
BCTF	Bancorp 34, Inc.	NM	15.02	3,444	51.7	15.29	12.50	15.10	-0.53	16.43	1.83	1.54	1.56	15.08	15.01	105.46
BNCL	Beneficial Bancorp, Inc.	PA	15.55	75,764	1,178.1	17.50	14.30	16.35	-4.89	-6.61	-5.47	0.32	0.34	NA	NA	76.54
BHBK	Blue Hills Bancorp, Inc.	MA	19.20	26,827	515.1	22.05	16.40	19.90	-3.52	0.26	-4.48	0.67	0.55	14.83	14.47	99.47
BOFI	BofI Holding, Inc.	CA	36.58	62,499	2,286.2	38.51	21.60	33.78	8.29	27.68	22.34	2.12	2.11	13.85	13.85	142.66
BYFC	Broadway Financial Corporation	CA	2.50	27,451	68.6	2.67	1.47	2.45	2.04	58.23	5.93	0.17	0.15	1.75	1.75	16.05
BLMT	BSB Bancorp, Inc.	MA	29.95	9,715	291.0	32.15	26.65	30.60	-2.12	7.93	2.39	1.70	1.69	18.07	18.07	257.31
CFFN	Capitol Federal Financial, Inc.	KS	13.12	134,416	1,763.5	15.49	12.85	13.27	-1.13	-13.74	-2.16	0.71	0.71	9.77	9.77	66.88
CARV	Carver Bancorp, Inc.	NY	2.51	3,696	9.3	7.95	2.01	2.88	-12.85	-26.39	-13.69	-1.19	-1.20	0.42	0.42	180.30
CHFN	Charter Financial Corporation	GA	19.40	15,132	293.6	21.11	15.81	18.62	4.19	13.05	10.60	0.91	0.99	14.42	11.59	108.62
CWAY	Coastway Bancorp, Inc.	RI	21.79	4,392	95.7	22.10	16.20	21.80	-0.03	30.10	2.79	0.76	0.76	16.15	16.15	159.29
DCOM	Dime Community Bancshares, Inc.	NY	19.15	37,419	716.6	22.65	18.35	20.10	-4.73	-7.49	-8.59	1.38	1.18	16.00	14.51	171.13
EFBI	Eagle Financial Bancorp, Inc.	OH	15.91	1,613	25.7	19.57	10.00	15.81	0.63	NA	-1.61	NA	NA	16.76	16.76	80.35
ESBK	Elmira Savings Bank	NY	20.60	3,317	68.3	21.75	18.90	20.60	0.00	-1.18	0.73	1.28	1.28	17.07	13.36	167.20
EQFN	Equitable Financial Corp.	NE	10.75	3,369	36.2	10.95	9.90	10.65	0.94	6.44	-1.38	0.37	0.37	10.67	10.67	78.01
ESSA	ESSA Bancorp, Inc.	PA	16.17	10,327	167.0	16.91	14.01	16.40	-1.40	3.26	3.19	0.35	NA	15.43	14.09	176.46
FCAP	First Capital, Inc.	IN	37.38	3,337	124.7	38.00	29.81	37.75	-0.98	16.81	1.74	2.23	2.24	NA	NA	227.44
FBNK	First Connecticut Bancorp, Inc.	CT	25.55	15,953	407.6	28.50	22.65	25.85	-1.16	12.56	-2.29	1.02	1.01	17.08	17.08	191.21
FDEF	First Defiance Financial Corp.	OH	55.06	10,157	559.2	56.91	46.71	55.77	-1.27	13.39	5.95	3.22	3.39	36.76	26.49	294.73
FNWB	First Northwest Bancorp	WA	16.96	11,840	200.8	18.35	14.90	16.94	0.12	12.69	4.05	0.46	0.40	15.02	15.02	102.68
FBC	Flagstar Bancorp, Inc.	MI	37.19	57,321	2,131.8	40.06	25.37	37.72	-1.41	45.33	-0.61	1.09	NA	24.41	24.04	295.04
FSBW	FS Bancorp, Inc.	WA	57.49	3,540	203.5	59.81	35.80	56.88	1.07	59.38	5.35	4.28	4.07	33.15	32.17	277.37
FSBC	FSB Bancorp, Inc.	NY	17.06	1,832	31.2	18.23	14.15	17.65	-3.34	20.14	0.35	0.15	NA	NA	NA	171.79
HIFS	Hingham Institution for Savings	MA	207.71	2,133	443.0	242.00	148.02	226.05	-8.11	10.48	0.34	11.81	11.79	87.29	87.29	1071.20
HMNF	HMN Financial, Inc.	MN	19.25	4,498	86.6	19.45	16.60	18.80	2.39	4.62	0.79	0.90	NA	17.97	17.71	160.68
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	29.19	1,805	52.7	29.89	23.10	28.00	4.25	5.57	4.25	1.69	1.66	24.04	24.04	228.12
HVBC	HV Bancorp, Inc.	PA	15.00	2,182	32.7	18.50	13.74	15.25	-1.63	6.77	-1.37	NA	NA	14.51	14.51	99.88
IROQ	IF Bancorp, Inc.	IL	20.20	3,940	79.6	20.75	19.10	20.30	-0.48	2.05	2.74	0.46	NA	21.18	21.18	155.19
ISBC	Investors Bancorp, Inc.	NJ	13.81	293,810	4,057.5	15.11	12.48	13.70	0.80	-2.61	-0.50	0.43	0.43	10.21	NA	85.53
KRNY	Kearny Financial Corp.	NJ	13.50	74,703	1,008.5	15.80	13.30	13.65	-1.10	-9.40	-6.57	0.19	0.20	12.44	NA	64.84
MLVF	Malvern Bancorp, Inc.	PA	22.45	6,573	147.6	28.20	20.05	23.95	-6.26	10.32	-14.31	0.81	0.76	15.70	15.70	160.94
MELR	Melrose Bancorp, Inc.	MA	19.88	2,601	51.7	20.00	16.40	19.70	0.89	18.09	-0.63	0.91	0.46	17.23	17.23	114.85
EBSB	Meridian Bancorp, Inc.	MA	20.30	49,323	1,001.3	21.85	15.85	20.85	-2.64	8.85	-1.46	0.82	0.71	11.96	11.54	107.44
CASH	Meta Financial Group, Inc.	SD	109.50	9,665	1,058.3	117.98	60.70	105.40	3.89	20.46	18.19	5.13	6.84	45.29	29.85	560.58
MSBF	MSB Financial Corp.	NJ	17.89	5,578	99.8	18.70	14.50	17.50	2.20	23.35	0.20	0.49	0.49	12.66	12.66	100.94
NYCB	New York Community Bancorp, Inc.	NY	13.92	488,490	6,799.8	15.59	11.67	14.00	-0.57	-6.76	6.91	0.90	NA	12.88	7.89	100.56
NFBK	Northfield Bancorp, Inc.	NJ	16.88	48,880	825.1	19.25	15.36	17.07	-1.11	-5.43	-1.17	0.53	0.51	13.09	12.28	81.66
NWBI	Northwest Bancshares, Inc.	PA	16.90	102,688	1,735.4	18.63	14.95	17.07	-1.00	0.90	1.02	0.92	0.87	11.76	8.52	91.19
OCFC	OceanFirst Financial Corp.	NJ	26.43	46,245	1,222.3	30.65	24.02	26.85	-1.56	-7.68	0.69	1.28	NA	18.47	13.58	117.11
ORIT	Oritani Financial Corp.	NJ	16.85	44,152	744.0	17.75	15.30	16.15	4.33	-0.59	2.74	0.96	0.85	NA	NA	93.37
OTTW	Ottawa Bancorp, Inc.	IL	14.11	3,469	49.0	14.99	12.55	14.25	-0.98	11.28	-2.28	0.44	0.45	15.25	14.98	70.83
PBBI	PB Bancorp, Inc.	CT	10.51	7,248	76.1	11.10	9.95	10.55	-0.43	5.05	-2.28	0.34	0.29	10.87	9.98	73.17
PCSB	PCSB Financial Corporation	NY	20.19	18,165	366.8	20.47	15.76	19.98	1.05	NA	5.98	NA	NA	15.55	15.18	79.45
PBSK	Poage Bankshares, Inc.	KY	20.00	3,522	70.4	21.00	17.20	19.39	3.15	0.00	-4.76	0.30	0.38	18.75	18.17	130.66
PROV	Provident Financial Holdings, Inc.	CA	18.30	7,475	136.8	20.35	17.62	18.43	-0.71	0.11	-0.54	0.13	NA	16.15	16.15	155.47
PFS	Provident Financial Services, Inc.	NJ	26.39	64,317	1,697.3	28.76	23.19	26.44	-0.19	1.27	-2.15	1.45	1.45	19.52	NA	153.07
PBIP	Prudential Bancorp, Inc.	PA	17.34	8,982	155.7	18.96	15.81	17.51	-0.97	-0.23	-1.48	0.22	NA	14.85	14.10	103.96
RNDB	Randolph Bancorp, Inc.	MA	15.97	5,869	93.7	16.49	13.36	15.77	1.29	7.14	4.04	-0.20	-0.07	14.18	NA	86.14
RVSB	Riverview Bancorp, Inc.	WA	9.38	22,534	211.4	9.67	6.46	9.25	1.41	21.98	8.19	0.42	NA	5.18	3.93	50.07
SVBI	Severn Bancorp, Inc.	MD	7.80	12,245	95.5	8.10	6.70	8.00	-2.50	6.85	7.51	0.21	NA	NA	NA	65.72
SIFI	SI Financial Group, Inc.	CT	14.35	11,870	170.3	16.45	13.50	14.85	-3.37	-3.04	-2.38	1.12	0.82	13.98	12.59	133.54
SBT	Sterling Bancorp, Inc.	MI	12.33	52,963	653.0	14.01	12.00	13.31	-7.36	NA	-2.91	0.82	0.82	5.16	NA	55.92
TBNK	Territorial Bancorp Inc.	HI	30.51	9,915	302.5	33.97	28.12	31.01	-1.61	-3.36	-1.17	1.57	1.54	23.69	23.69	202.10
TSBK	Timberland Bancorp, Inc.	WA	27.84	7,367	205.1	32.10	20.51	27.53	1.13	31.14	4.86	1.96	1.96	15.49	14.72	134.91
TBK	Triumph Bancorp, Inc.	TX	38.35	20,821	798.5	39.83	20.50	38.50	-0.39	41.25	21.75	1.81	1.52	18.35	15.29	168.05
TRST	TrustCo Bank Corp NY	NY	8.65	96,289	832.9	9.70	7.25	8.80	-1.70	5.49	-5.98	0.45	0.45	4.76	4.75	50.97
UCBA	United Community Bancorp	IN	20.65	4,201	86.7	23.25	16.83	20.75	-0.51	21.80	0.46	0.80	NA	17.13	16.50	130.02
UBNK	United Financial Bancorp, Inc.	CT	16.80	50,851	854.3	19.35	15.75	16.89	-0.53	-3.39	-4.76	1.07	1.12	13.58	11.23	139.90
WSBF	Waterstone Financial, Inc.	WI	17.20	21,790	374.8	20.40	16.90	17.10	0.58	-4.97	0.88	0.93	0.93	13.97	13.95	82.90
WCFB	WCF Bancorp, Inc.	IA	10.22	2,562	26.2	11.62	9.06	10.23	-0.10	1.69	7.58	0.02	0.01	11.31	NA	46.61
WEBK	Wellesley Bancorp, Inc.	MA	29.20	2,499	73.0	29.95	23.70	29.25	-0.17	7.35	-1.68	1.30	1.30	23.66	23.66	322.28
WNEB	Western New England Bancorp, Inc.	MA	10.70	30,634	327.8	11.25	9.23	10.95	-2.28	16.94	-1.83	0.41	0.43	8.11	7.57	68.00
WSFS	WSFS Financial Corporation	DE	51.00	31,418	1,602.3	53.00	42.45	51.70	-1.35	16.17	6.58	1.84	1.86	23.35	NA	222.71
WVFC	WVS Financial Corp.	PA	17.00	2,008	34.1	18.05	14.40	17.06	-0.35	17.23	9.77	0.95	NA	16.86	16.86	177.07

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	11.20	7,538	84.4	15.00	11.20	12.07	-7.21	NA	-2.86	0.08	0.08	10.19	10.19	36.85
FFBW	FFBW, Inc. (MHC)	WI	11.15	6,613	73.7	12.50	11.00	11.03	1.09	NA	1.18	NA	NA	NA	NA	40.88
GCBC	Greene County Bancorp, Inc. (MHC)	NY	35.75	8,510	304.2	36.95	21.53	36.58	-2.26	57.84	9.66	1.52	NA	10.53	10.53	124.66
HONE	HarborOne Bancorp, Inc. (MHC)	MA	18.86	32,662	616.0	22.29	15.92	19.11	-1.31	2.06	-1.57	0.33	0.36	10.52	10.11	82.20
KFFB	Kentucky First Federal Bancorp (MHC)	KY	8.97	8,445	75.8	10.15	8.30	8.95	0.28	-5.53	0.28	0.10	0.10	7.95	6.23	36.06
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	17.00	6,098	103.7	17.80	15.17	17.25	-1.44	6.99	-0.87	0.55	NA	NA	NA	85.11

RP® Financial, LC.

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of February 2, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
MHCs
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.76	5,821	74.3	14.95	12.01	12.80	-0.28	-1.05	-1.82	0.24	0.23	8.56	8.56	102.52
OFED	Oconee Federal Financial Corp. (MHC)	SC	28.40	5,756	163.5	30.49	22.00	28.01	1.39	24.84	-1.05	0.88	0.89	14.99	14.45	82.47
PDLB	PDL Community Bancorp (MHC)	NY	15.02	18,463	277.3	16.95	14.50	15.14	-0.79	NA	-1.05	NA	NA	9.13	9.13	48.33
PVBC	Provident Bancorp, Inc. (MHC)	MA	24.25	9,628	233.5	27.37	18.35	24.00	1.04	23.41	-8.32	0.86	0.44	12.02	12.02	93.71
TFSL	TFS Financial Corporation (MHC)	OH	15.13	275,694	4,171.3	17.82	14.51	14.83	2.02	-11.10	1.27	0.31	NA	6.05	6.02	50.37

Under Acquisition
ANCB	Anchor Bancorp	WA	24.98	2,495	62.3	26.95	23.70	24.95	0.11	-6.97	0.72	0.41	0.53	26.19	26.19	189.50
BYBK	Bay Bancorp, Inc.	MD	12.75	10,718	136.7	12.80	6.75	12.60	1.19	73.47	4.29	0.45	0.53	6.74	6.53	61.48
CSBK	Clifton Bancorp Inc.	NJ	16.11	22,065	355.5	17.94	15.20	16.17	-0.37	-0.25	-5.79	0.22	0.23	12.87	12.87	75.66
JXSB	Jacksonville Bancorp, Inc.	IL	33.35	1,813	60.5	37.99	29.00	33.29	0.18	7.58	4.15	1.35	1.23	26.89	25.39	179.27

(1) Average of High/Low or Bid/Ask price per share.

(2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6) Annualized based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing 12 month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

RP® Financial, LC.

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of February 2, 2018

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	14.30	14.24	1.54	11.10	1.56	11.19	1.60	52.85	9.74	99.63	14.24	100.08	9.66	0.59	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	17.85	15.34	0.41	2.33	0.44	2.46	NA	NA	48.59	113.41	NA	135.94	46.01	0.24	1.54	56.25
BHBK	Blue Hills Bancorp, Inc.	MA	14.91	14.60	0.65	4.14	0.54	3.40	NA	NA	28.66	129.48	19.30	132.72	34.84	0.60	3.13	82.09
BOFI	BofI Holding, Inc.	CA	9.80	9.80	1.63	16.47	1.62	16.42	0.44	152.08	17.25	264.14	25.75	264.14	17.32	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	10.92	10.92	1.02	9.56	0.90	8.43	2.43	43.17	14.71	142.63	15.57	142.63	16.95	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	7.02	7.02	0.69	9.38	0.68	9.34	0.24	258.40	17.62	165.73	11.64	165.73	17.69	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	15.02	15.02	0.86	6.94	0.86	6.94	0.47	20.37	18.48	134.28	20.17	134.28	18.48	0.34	2.59	123.94
CARV	Carver Bancorp, Inc.	NY	7.00	7.00	-0.65	-9.01	-0.66	-9.10	1.90	40.52	NM	NM	1.49	NM	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	13.27	10.96	0.90	6.49	0.98	7.03	0.44	186.23	21.32	134.55	17.86	167.35	19.67	0.30	1.55	23.08
CWAY	Coastway Bancorp, Inc.	RI	10.14	10.14	0.48	4.47	0.48	4.47	2.23	25.81	28.67	134.96	13.68	134.96	28.67	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	9.35	8.55	0.84	8.94	0.72	7.67	NA	243.32	13.88	119.72	11.19	131.98	16.17	0.56	2.92	30.43
EFBI	Eagle Financial Bancorp, Inc.	OH	20.87	20.87	NA	2.21	NA	2.21	0.67	133.98	NA	94.90	19.80	94.90	NA	NA	NA	NA
ESBK	Elmira Savings Bank	NY	10.22	8.18	0.86	7.78	0.86	7.90	NA	NA	16.09	120.65	12.32	154.20	16.06	0.92	4.47	71.88
EQFN	Equitable Financial Corp.	NE	13.68	13.68	0.53	3.61	0.53	3.57	NA	NA	29.05	100.75	13.78	100.75	29.33	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	9.85	9.08	0.21	2.08	NA	NA	NA	NA	46.20	104.82	10.32	114.73	NA	0.36	2.23	102.86
FCAP	First Capital, Inc.	IN	NA	NA	0.98	NA	0.99	9.47	0.97	107.07	16.76	153.48	NA	169.37	16.66	0.88	2.35	28.70
FBNK	First Connecticut Bancorp, Inc.	CT	8.93	8.93	0.55	5.96	0.54	5.90	NA	NA	25.05	149.60	13.36	149.60	25.32	0.60	2.35	50.98
FDEF	First Defiance Financial Corp.	OH	12.47	9.31	1.13	9.19	1.19	9.68	1.54	59.98	17.10	149.80	18.68	207.87	16.22	1.00	1.82	23.29
FNWB	First Northwest Bancorp	WA	14.56	14.56	0.44	2.78	0.39	2.41	NA	NA	36.87	112.90	16.44	112.90	42.38	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	8.27	8.16	0.40	4.40	NA	NA	0.53	172.84	34.12	152.38	12.61	154.70	NA	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	12.43	12.10	1.52	14.72	1.45	14.01	NA	NA	13.43	173.42	21.55	178.73	14.11	0.44	0.77	10.28
FSBC	FSB Bancorp, Inc.	NY	9.92	9.92	0.10	0.91	NA	NA	NA	NA	NM	102.03	NA	102.03	NA	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	8.15	8.15	1.21	14.73	1.21	14.70	NA	NA	17.59	237.97	19.39	237.97	17.62	1.36	0.65	14.06
HMNF	HMN Financial, Inc.	MN	11.18	11.04	0.63	5.52	NA	NA	NA	NA	21.39	107.13	11.98	108.68	NA	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.15	11.15	0.78	6.99	0.76	6.86	NA	NA	17.27	121.45	13.55	121.45	17.61	0.48	1.64	26.63
HVBC	HV Bancorp, Inc.	PA	14.53	14.53	0.26	2.15	0.25	2.04	0.78	38.87	NA	103.38	15.02	103.38	NA	NA	NA	NA
IROQ	IF Bancorp, Inc.	IL	13.65	13.65	0.28	2.02	NA	NA	NA	NA	43.91	95.35	13.02	95.35	NA	0.20	0.99	39.13
ISBC	Investors Bancorp, Inc.	NJ	12.44	NA	0.52	4.00	0.53	4.03	0.61	157.44	32.12	135.26	16.82	137.73	31.92	0.36	2.61	58.14
KRNY	Kearny Financial Corp.	NJ	20.42	NA	0.31	1.42	0.33	1.49	NA	NA	NM	108.53	22.16	121.59	66.45	0.12	0.89	126.32
MLVF	Malvern Bancorp, Inc.	PA	9.76	9.76	0.53	5.21	0.50	4.91	0.42	189.00	27.72	142.99	13.95	142.99	29.43	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	15.01	15.01	0.77	4.87	0.39	2.47	NA	NA	21.84	115.32	17.30	115.32	43.04	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	12.20	11.82	0.89	6.82	0.77	5.90	NA	NA	24.76	169.71	20.70	175.94	28.61	0.20	0.99	20.73
CASH	Meta Financial Group, Inc.	SD	8.08	5.47	1.17	11.46	1.55	15.26	NA	NA	21.35	241.78	19.53	366.88	16.00	0.52	0.47	10.14
MSBF	MSB Financial Corp.	NJ	12.97	12.97	0.54	3.67	0.54	3.67	NA	NA	36.50	141.29	18.32	141.29	36.50	0.00	0.00	86.73
NYCB	New York Community Bancorp, Inc.	NY	13.83	9.34	0.96	7.06	NA	NA	NA	NA	15.47	108.06	13.99	176.32	NA	0.68	4.89	56.67
NFBK	Northfield Bancorp, Inc.	NJ	16.01	15.16	0.63	3.88	0.61	3.75	0.61	111.27	31.85	128.95	20.64	137.51	32.97	0.40	2.37	49.06
NWBI	Northwest Bancshares, Inc.	PA	12.90	9.68	0.99	7.95	0.94	7.50	0.96	67.39	18.37	143.69	18.53	198.42	19.46	0.68	4.02	70.65
OCFC	OceanFirst Financial Corp.	NJ	11.11	8.42	0.80	7.20	NA	NA	1.15	29.02	20.65	143.10	15.90	194.63	NA	0.60	2.27	35.16
ORIT	Oritani Financial Corp.	NJ	13.28	13.28	1.05	7.75	0.94	6.95	NA	NA	17.55	137.37	NA	137.37	19.88	0.70	4.15	101.56
OTTW	Ottawa Bancorp, Inc.	IL	21.53	21.23	0.61	2.98	0.62	3.02	NA	NA	32.04	92.52	19.92	94.22	31.59	0.16	1.13	36.34
PBBI	PB Bancorp, Inc.	CT	15.93	14.82	0.48	2.91	0.40	2.43	NA	NA	30.90	96.67	15.40	105.28	36.85	0.20	1.90	52.94
PCSB	PCSB Financial Corporation	NY	19.57	19.20	0.13	0.85	0.32	2.05	NA	NA	NA	129.87	25.41	132.97	NA	NA	NA	NA
PBSK	Poage Bankshares, Inc.	KY	14.35	13.97	0.23	1.54	0.28	1.87	1.86	47.48	66.67	106.67	15.31	110.05	52.74	0.24	1.20	80.00
PROV	Provident Financial Holdings, Inc.	CA	10.39	10.39	0.09	0.86	NA	NA	NA	NA	NM	113.33	11.77	113.33	NA	0.56	3.06	315.38
PFS	Provident Financial Services, Inc.	NJ	13.19	NA	0.99	7.28	0.98	7.28	NA	NA	18.20	135.21	17.83	199.32	18.21	0.80	3.03	51.03
PBIP	Prudential Bancorp, Inc.	PA	14.29	13.66	0.24	1.56	NA	NA	NA	NA	NM	116.74	16.68	122.98	NA	0.20	1.15	129.46
RNDB	Randolph Bancorp, Inc.	MA	16.47	NA	-0.22	-1.30	-0.08	-0.47	1.11	63.11	NM	112.59	18.54	NA	NM	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	WA	10.35	8.05	0.83	8.05	NA	NA	NA	NA	22.33	181.11	18.75	238.85	NA	0.12	1.28	22.62
SVBI	Severn Bancorp, Inc.	MD	11.32	NA	0.35	3.17	0.35	3.16	2.46	41.47	37.14	107.16	NA	108.49	NA	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.79	9.82	0.85	7.95	0.62	5.83	0.96	90.40	12.81	102.64	11.07	114.00	17.52	0.20	1.39	13.39
SBT	Sterling Bancorp, Inc.	MI	9.23	NA	1.48	20.25	1.48	20.28	NA	NA	15.04	238.95	22.05	304.26	15.02	NA	NA	NM
TBNK	Territorial Bancorp Inc.	HI	11.72	11.72	0.77	6.35	0.76	6.24	NA	NA	19.43	128.81	15.10	128.81	19.80	0.80	2.62	76.43
TSBK	Timberland Bancorp, Inc.	WA	11.48	10.98	1.56	13.63	1.56	13.59	0.88	177.29	14.20	179.74	20.64	189.10	14.24	0.44	1.58	20.92
TBK	Triumph Bancorp, Inc.	TX	11.19	9.55	1.27	10.67	1.07	8.97	NA	NA	21.19	209.00	22.88	250.88	25.20	NA	NA	NM
TRST	TrustCo Bank Corp NY	NY	9.34	9.33	0.88	9.64	0.88	9.64	NA	NA	19.31	181.73	16.97	181.95	19.31	0.26	3.03	58.59
UCBA	United Community Bancorp	IN	13.17	12.75	0.61	4.63	NA	NA	NA	NA	25.81	120.53	15.88	125.15	NA	0.40	1.94	43.75
UBNK	United Financial Bancorp, Inc.	CT	9.75	8.20	0.80	8.09	0.84	8.45	NA	NA	15.70	123.71	12.06	149.55	15.02	0.48	2.86	44.86
WSBF	Waterstone Financial, Inc.	WI	22.81	22.79	1.43	6.32	1.44	6.34	NA	NA	18.49	123.13	28.09	123.31	18.44	0.48	2.79	105.38
WCFB	WCF Bancorp, Inc.	IA	24.26	NA	0.04	0.17	0.03	0.11	NA	117.81	NM	90.36	21.93	NA	NM	0.20	1.96	750.00
WEBK	Wellesley Bancorp, Inc.	MA	7.36	7.36	0.43	5.49	0.43	5.49	NA	NA	22.46	123.42	9.08	123.42	22.46	0.20	0.68	14.62
WNEB	Western New England Bancorp, Inc.	MA	11.87	11.17	0.59	4.94	0.62	5.16	0.94	56.05	26.10	131.92	15.66	141.38	24.98	0.16	1.50	31.71
WSFS	WSFS Financial Corporation	DE	10.49	NA	0.87	8.21	0.88	8.28	0.84	71.86	27.72	218.40	22.90	289.87	27.46	0.36	0.71	12.50
WVFC	WVS Financial Corp.	PA	9.52	9.52	0.50	5.20	NA	NA	NA	NA	17.89	100.83	9.60	100.83	NA	0.24	1.41	23.16

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	27.64	27.64	0.52	2.32	0.52	2.32	3.13	52.77	NM	109.94	30.39	109.94	140.00	NA	NA	NM
FFBW	FFBW, Inc. (MHC)	WI	12.72	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.44	8.44	1.30	15.36	NA	NA	NA	NA	23.52	339.51	28.67	339.51	NA	0.39	1.09	25.49
HONE	HarborOne Bancorp, Inc. (MHC)	MA	12.79	12.35	0.40	3.09	0.43	3.34	NA	NA	57.15	179.26	22.93	186.59	52.89	NA	NA	NM
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.04	18.14	0.30	1.36	0.29	1.30	NA	NA	NM	112.93	24.89	144.07	94.47	0.40	4.46	400.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.10	15.10	0.67	4.35	NA	NA	NA	NA	30.91	132.63	NA	132.63	NA	0.32	1.88	58.18

RP® Financial, LC.

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of February 2, 2018

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
MHCs
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.35	8.35	0.24	2.89	0.23	2.75	NA	NA	53.18	149.06	12.45	149.06	56.17	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	18.17	17.63	1.07	6.19	1.08	6.29	0.93	29.03	32.27	189.49	34.44	196.59	31.78	0.40	1.41	34.09
PDLB	PDL Community Bancorp (MHC)	NY	18.89	18.89	NA	NA	NA	NA	NA	NA	NA	164.57	31.08	164.57	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	12.83	12.83	0.91	6.87	0.47	3.53	NA	NA	28.20	201.67	25.88	201.67	54.81	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	OH	12.25	12.18	0.66	5.25	NA	NA	1.32	25.59	48.81	249.99	30.61	251.43	NA	0.68	4.49	190.32

Under Acquisition
ANCB	Anchor Bancorp	WA	13.79	13.79	0.22	1.52	0.28	1.96	NA	NA	60.92	95.36	13.15	95.36	47.32	NA	NA	NM
BYBK	Bay Bancorp, Inc.	MD	10.91	10.60	0.77	7.25	0.90	8.50	NA	NA	28.33	189.17	20.63	195.26	24.16	0.00	0.00	NM
CSBK	Clifton Bancorp Inc.	NJ	17.03	17.03	0.30	1.57	0.31	1.61	NA	NA	NM	125.21	21.33	125.21	70.23	0.24	1.49	195.45
JXSB	Jacksonville Bancorp, Inc.	IL	15.02	14.30	0.75	5.06	0.69	4.61	NA	NA	24.70	124.02	18.62	131.36	27.08	0.40	1.20	29.63

(1) Average of High/Low or Bid/Ask price per share.

(2) Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4) Exludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6) Annualized based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing 12 month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit 2

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Columbia Financial, Inc.

Prices as of February 2, 2018

					Peer Group		New Jersey Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average	Median	Average	Median	Average	Median
Price-earnings ratio (x)		P/E	33.32	x	24.15x	20.65x	26.14x	26.25x	24.25x	21.32x
Price-core earnings ratio (x)		P/Core	25.55	x	22.15x	20.98x	25.74x	25.90x	21.08x	18.48x
Price-book ratio (%)	=	P/B	72.46%		137.58%	133.16%	132.81%	135.26%	137.09%	128.95%
Price-tangible book ratio (%)	=	P/TB	72.83%		151.61%	143.53%	152.78%	137.73%	153.51%	137.37%
Price-assets ratio (%)	=	P/A	13.47%		16.62%	16.44%	18.62%	18.08%	16.62%	16.56%

Valuation Parameters

Pre-Conversion Earnings (Y)	$24,757,000	ESOP Stock Purchases (E)	8.00%	(6)
Pre-Conversion Earnings (CY)	$32,762,000	Cost of ESOP Borrowings (S)	0.00%	(5)
Pre-Conversion Book Value (B)[2]	$471,658,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Val. (TB)[2]	$465,942,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)[2]	$5,766,500,000	RRP Vesting (N)	5.00	years (6)
Reinvestment Rate (3)(R)	2.70%	Foundation (F)	3.09%
Est. Conversion Expenses (4)(X)	2.00%	Tax Benefit (Z)	9,463,918
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(7)
		Estimated Option Value (O2)	27.00%	(7)
		Option vesting (O3)	5.00	(7)
		Option pct taxable (O4)	25.00%	(7)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$876,288,660
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$876,288,660
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$876,288,660
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$876,288,660
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$876,288,660
	1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	112,412,500	10.00	$1,124,125,000	3,476,675	115,889,175	$1,158,891,750
Maximum	97,750,000	10.00	977,500,000	3,023,196	100,773,196	1,007,731,960
Midpoint	85,000,000	10.00	850,000,000	2,628,866	87,628,866	876,288,660
Minimum	72,250,000	10.00	722,500,000	2,234,536	74,484,536	744,845,360

(1) Pricing ratios shown reflect the midpoint value.

(2) Adjusted for $412,000 net write-off of deferred issuance cost related to the redemption of trust preferred debt.

(3) Net return reflects a reinvestment rate of 2.70 percent and a tax rate of 36.0 percent.

(4) Offering expenses shown at estimated midpoint value.

(5) No cost is applicable since holding company will fund the ESOP loan.

(6) ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.

(7) 10 percent option plan with an estimated Black-Scholes valuation of 27.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$744,845,360
	Less: Foundation Shares	22,345,360
2.	Offering Proceeds	$722,500,000
	Less: Estimated Offering Expenses	14,450,000
	Net Conversion Proceeds	$708,050,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$708,050,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	89,381,443
	Net Proceeds Reinvested	$618,668,557
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$10,690,593
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,906,804
	Less: Amortization of Options (4)	3,660,170
	Less: Recognition Plan Vesting (5)	3,813,608
	Net Earnings Impact	$1,310,010

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)	$24,757,000	$1,310,010	$26,067,010
	12 Months ended December 31, 2017 (core)	$32,762,000	$1,310,010	$34,072,010

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,658,000	$618,668,557	$8,044,330	$1,098,370,886
	December 31, 2017 (Tangible)	$465,942,000	$618,668,557	$8,044,330	$1,092,654,886

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,766,500,000	$618,668,557	$8,044,330	$6,393,212,886

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$876,288,660
	Less: Foundation Shares	26,288,660
2.	Offering Proceeds	$850,000,000
	Less: Estimated Offering Expenses	17,000,000
	Net Conversion Proceeds	$833,000,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$833,000,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	105,154,639
	Net Proceeds Reinvested	$727,845,361
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$12,577,168
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,243,299
	Less: Amortization of Options (4)	4,306,082
	Less: Recognition Plan Vesting (5)	4,486,598
	Net Earnings Impact	$1,541,188

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)	$24,757,000	$1,541,188	$26,298,188
	12 Months ended December 31, 2017 (core)	$32,762,000	$1,541,188	$34,303,188

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,658,000	$727,845,361	$9,463,918	$1,208,967,278
	December 31, 2017 (Tangible)	$465,942,000	$727,845,361	$9,463,918	$1,203,251,278

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,766,500,000	$727,845,361	$9,463,918	$6,503,809,278

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization	$1,007,731,960
	Less: Foundation Shares	30,231,960
2.	Offering Proceeds	$977,500,000
	Less: Estimated Offering Expenses	19,550,000
	Net Conversion Proceeds	$957,950,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$957,950,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	120,927,835
	Net Proceeds Reinvested	$837,022,165
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$14,463,743
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,579,794
	Less: Amortization of Options (4)	4,951,995
	Less: Recognition Plan Vesting (5)	5,159,588
	Net Earnings Impact	$1,772,367

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)		$24,757,000	$1,772,367	$26,529,367
	12 Months ended December 31, 2017 (core)		$32,762,000	$1,772,367	$34,534,367

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,658,000	$837,022,165	$10,883,506	$1,319,563,670
	December 31, 2017 (Tangible)	$465,942,000	$837,022,165	$10,883,506	$1,313,847,670

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,766,500,000	$837,022,165	$10,883,506	$6,614,405,670

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$1,158,891,750
	Less: Foundation Shares	34,766,750
2.	Offering Proceeds	$1,124,125,000
	Less: Estimated Offering Expenses	22,482,500
	Net Conversion Proceeds	$1,101,642,500

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,101,642,500
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	139,067,010
	Net Proceeds Reinvested	$962,575,490
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$16,633,304
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,966,763
	Less: Amortization of Options (4)	5,694,794
	Less: Recognition Plan Vesting (5)	5,933,526
	Net Earnings Impact	$2,038,222

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)		$24,757,000	$2,038,222	$26,795,222
	12 Months ended December 31, 2017 (core)		$32,762,000	$2,038,222	$34,800,222

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,658,000	$962,575,490	$12,516,030	$1,446,749,520
	December 31, 2017 (Tangible)	$465,942,000	$962,575,490	$12,516,030	$1,441,033,520

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,766,500,000	$962,575,490	$12,516,030	$6,741,591,520

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT 4

Pro Forma Analysis Sheet- Minority Stock Offering

EXHIBIT 4

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Columibia Financial, Inc.

February 2, 2018

					Peer Group		New Jersey Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average	Median	Average	Median	Average	Median
Price-earnings ratio (x)		P/E	35.33	x	24.15x	20.65x	26.14x	26.25x	24.25x	21.32x
Price-core earnings ratio (x)		P/Core	26.71	x	22.15x	20.98x	25.74x	25.90x	21.08x	18.48x
Price-book ratio (%)	=	P/B	109.41%		137.58%	133.16%	132.81%	135.26%	137.09%	128.95%
Price-tangible book ratio (%)	=	P/TB	110.13%		151.61%	143.53%	152.78%	137.73%	153.51%	137.37%
Price-assets ratio (%)	=	P/A	14.38%		16.62%	16.44%	18.62%	18.08%	16.62%	16.56%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$24,754,000	ESOP Stock Purchases (E)	8.52%	(7)
Pre-Conversion Earnings (CY)(2)	$32,759,000	Cost of ESOP Borrowings (S)	0.00%	(6)
Pre-Conversion Book Value (B)(2)[3]	$471,458,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (TB)(2)[3]	$465,742,000	MRP Amount (M)	4.26%
Pre-Conversion Assets (A)(2)[3]	$5,765,888,000	MRP Vesting (N)	5.00	years (7)
Reinvestment Rate (4)(R)	2.70%	Foundation (F)	6.98%
Est. Conversion Expenses (5)(X)	1.31%	Tax Benefit (Z)	9,463,918
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	46.00%
		Option (O1)	10.65%	(8)
		Estimated Option Value (O2)	28.00%	(8)
		Option vesting (O3)	5.00	(8)
		Option pct taxable (O4)	25.00%	(8)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$876,288,660
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$876,288,660
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$876,288,660
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$876,288,660
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$876,288,660
	1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	62,580,155	49,832,345	10.00	$ 498,323,450	3,476,675	53,309,020	$ 533,090,200	115,889,175
Maximum	54,417,526	43,332,474	10.00	$ 433,324,740	3,023,196	46,355,670	463,556,700	100,773,196
Midpoint	47,319,588	37,680,412	10.00	$ 376,804,120	2,628,866	40,309,278	403,092,780	87,628,866
Minimum	40,221,650	32,028,350	10.00	$ 320,283,500	2,234,536	34,262,886	342,628,860	74,484,536

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for capitalizing MHC with $200,000.
(3)	Adjusted for $412,000 net write-off of deferred issuance cost related to the rempdtion of trust preferred securites..
(4)	Net return reflects a reinvestment rate of 2.70 percent, and a tax rate of 36.0 percent.
(5)	Offering expenses shown at estimated midpoint value.
(6)	No cost is applicable since holding company will fund the ESOP loan.
(7)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.
(8)	10 percent option plan with an estimated Black-Scholes valuation of 28.00 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT 5

Pro Forma Analysis Sheet- Minority Stock Offering

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$342,628,860
	Less: Foundation Shares	22,345,360
2.	Offering Proceeds	$320,283,500
	Less: Estimated Offering Expenses	4,674,923
	Net Conversion Proceeds	$315,608,577

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$315,608,577
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	43,796,906
	Net Proceeds Reinvested	$271,811,671
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$4,696,906
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	934,334
	Less: Amortization of Options (4)	1,859,909
	Less: Recognition Plan Vesting (5)	1,868,668
	Net Earnings Impact	$33,995

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)	$24,754,000	$33,995	$24,787,995
	12 Months ended December 31, 2017 (core)	$32,759,000	$33,995	$32,792,995

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,458,000	$271,811,671	$8,044,330	$751,314,000
	December 31, 2017 (Tangible)	$465,742,000	$271,811,671	$8,044,330	$745,598,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,765,888,000	$271,811,671	$8,044,330	$6,045,744,000

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$403,092,780
	Less: Foundation Shares	26,288,660
2.	Offering Proceeds	$376,804,120
	Less: Estimated Offering Expenses	4,931,763
	Net Conversion Proceeds	$371,872,357

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$371,872,357
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	51,525,773
	Net Proceeds Reinvested	$320,346,584
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$5,535,589
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,099,216
	Less: Amortization of Options (4)	2,188,128
	Less: Recognition Plan Vesting (5)	2,198,433
	Net Earnings Impact	$49,812

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)	$24,754,000	$49,812	$24,803,812
	12 Months ended December 31, 2017 (core)	$32,759,000	$49,812	$32,808,812

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,458,000	$320,346,584	$9,463,918	$801,268,502
	December 31, 2017 (Tangible)	$465,742,000	$320,346,584	$9,463,918	$795,552,502

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,765,888,000	$320,346,584	$9,463,918	$6,095,698,502

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum

1.	Pro Forma Market Capitalization	$463,556,700
	Less: Foundation Shares	30,231,960
2.	Offering Proceeds	$433,324,740
	Less: Estimated Offering Expenses	5,188,603
	Net Conversion Proceeds	$428,136,137

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$428,136,137
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	59,254,639
	Net Proceeds Reinvested	$368,881,498
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$6,374,272
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,264,099
	Less: Amortization of Options (4)	2,516,347
	Less: Recognition Plan Vesting (5)	2,528,198
	Net Earnings Impact	$65,628

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)		$24,754,000	$65,628	$24,819,628
	12 Months ended December 31, 2017 (core)		$32,759,000	$65,628	$32,824,628

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,458,000	$368,881,498	$10,883,506	$851,223,004
	December 31, 2017 (Tangible)	$465,742,000	$368,881,498	$10,883,506	$845,507,004

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,765,888,000	$368,881,498	$10,883,506	$6,145,653,004

(1) Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$533,090,200
	Less: Foundation Shares	34,766,750
2.	Offering Proceeds	$498,323,450
	Less: Estimated Offering Expenses	5,483,969
	Net Conversion Proceeds	$492,839,481

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$492,839,481
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	68,142,834
	Net Proceeds Reinvested	$424,696,647
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$7,338,758
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,453,714
	Less: Amortization of Options (4)	2,893,799
	Less: Recognition Plan Vesting (5)	2,907,428
	Net Earnings Impact	$83,818

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2017 (reported)		$24,754,000	$83,818	$24,837,818
	12 Months ended December 31, 2017 (core)		$32,759,000	$83,818	$32,842,818

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$471,458,000	$424,696,647	$12,516,030	$908,670,677
	December 31, 2017 (Tangible)	$465,742,000	$424,696,647	$12,516,030	$902,954,677

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2017	$5,765,888,000	$424,696,647	$12,516,030	$6,203,100,677

(1) Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT 6

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (38)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (34)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (30)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (35)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (31)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (31)	(703) 647-6549	joren@rpfinancial.com
Carla Pollard, Senior Vice President (28)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com